Exhibit 10.1

Execution Version

FIRST AMENDMENT TO TERM LOAN AGREEMENT

This FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Agreement”) dated as of May 12, 2021, by and among BRUKER CORPORATION, a Delaware corporation (the “Company”), the Subsidiaries (if any) of the Company party to the Term Loan Agreement as borrowers (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Subsidiaries of the Company party to the Term Loan Agreement as guarantors (each a “Subsidiary Guarantor” and, together with the Borrowers, the “Loan Parties”), the Lenders (as defined in the Term Loan Agreement referred to below), and BANK OF AMERICA, N.A., as Administrative Agent (as defined in the Term Loan Agreement referred to below) for such Lenders.

PRELIMINARY STATEMENTS

(1) Reference is made to that certain Term Loan Agreement dated as of December 11, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined) among the Borrowers, the Lenders party thereto time to time and BANK OF AMERICA, N.A., as Administrative Agent.

(2) The Borrower has requested that the Administrative Agent and the Lenders make certain modifications to the Term Loan Agreement as set forth below.

(3) The undersigned Lenders and the Administrative Agent are prepared to make such modifications to the Term Loan Agreement requested by the Borrower, subject to the conditions, and in reliance on the representations set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1. Amendment to the Term Loan Agreement.

a.	Amendment to Section 1.01 (Definitions). Section 1.01 (Definitions) of the Term Loan Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

“Amortization Payment Date” means each of the dates set forth below:

Date	Term Loan Amortization Amount[1]
December 13, 2021	0.250%
March 11, 2022	0.250%
June 13, 2022	0.250%
September 12, 2022	0.250%
December 12, 2022	1.250%
March 13, 2023	1.250%
June 12, 2023	1.250%
Thereafter, on the 11th day of each of March, June, September and December	1.250%

[1]	These percentages are the percentages included in the definition of Term Loan Amortization Amount and are subject to that definition.

b.

Amendment to Section 2.10 (Repayment of Loans; Evidence of Debt). Paragraph (a) of Section 2.10 (Repayment of Loans; Evidence of Debt) of the Term Loan Agreement is hereby amended by deleting the words “On the last Business Day of each March, June, September and December” appearing at the beginning of Section2.10(a) and inserting in lieu thereof the words “On each Amortization Payment Date”.

SECTION 2. Representations and Warranties. Each Loan Party hereby represent and warrant that (a) the execution, delivery and performance by the Loan Parties of this Agreement and the consummation of the transactions contemplated hereby (i) are within such Person’s organizational powers and have been duly authorized by all necessary organizational action, (ii) will not violate any organizational document of such Person or any of its Subsidiaries, any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Subsidiaries or any of such Person’s property or to which such Person or any of its Subsidiaries or any of such Person’s property is subject, or any judgment, order or ruling of any Governmental Authority, and (iii) will not violate or result in a default under any material contract of any Loan Party or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (b) this Agreement has been duly executed and delivered by each Loan Party and constitutes the valid and binding obligation of each Loan Party, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

SECTION 3. Reference to and Effect on the Loan Documents. The parties hereto hereby agree that this Agreement shall constitute a “Loan Document” for all purposes of the Term Loan Agreement.

SECTION 4. Conditions Precedent. This Agreement shall become effective as of the date first set forth above upon the receipt by the Administrative Agent of counterparts to this Agreement, duly executed by the Administrative Agent, each Lender and the Loan Parties.

SECTION 5. Delivery by Electronic Transmission. Delivery of an executed counterpart of a signature page to this Agreement in electronic format (including .pdf format) by electronic transmission shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 6. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Expenses. The Borrower shall pay on demand all reasonable, documented out-of-pocket expenses in any way relating to the enforcement or protection of the Administrative Agent’s rights under this Agreement, including any incurred during any “workout” or restructuring in respect of the Obligations and any incurred in the preservation, protection or enforcement of any rights of any guaranteed party in any proceeding under any Debtor Relief Laws. The obligations of the Borrower under this provision shall survive the payment in full of the Obligations and termination of the Loan Documents.

SECTION 8. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any of the Obligations, Guaranteed Obligations or any other obligation of any party hereto.

SECTION 9. Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other Loan Document shall survive the execution and delivery of this Agreement, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties have each caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Borrowers:

BRUKER CORPORATION

By:	/s/ GERALD HERMAN
Name:	Gerald Herman
Title:	Vice President and Chief Financial Officer

Subsidiary Guarantors:

BRUKER SCIENTIFIC LLC

By:	/s/ KRISTIN CAPLICE
Name:	Kristin Caplice
Title:	Manager

BRUKER BIOSPIN CORPORATION

By:	/s/ GERALD HERMAN
Name:	Gerald Herman
Title:	Assistant Treasurer

BRUKER AXS HOLDINGS, INC.

By:	/s/ GERALD HERMAN
Name:	Gerald Herman
Title:	Manager

BRUKER NANO, INC.

By:	/s/ GERALD HERMAN
Name:	Gerald Herman
Title:	Treasurer

BANK OF AMERICA, N.A., as Administrative Agent, Lender

By:	/s/ Linda E. C. Alto
Name:	Linda E. C. Alto
Title:	Vice President

TD BANK, N.A., individually as a Lender

By:	/s/ Matthew Waszmer
Name: Matthew Waszmer
Title: Senior Vice President